Exhibit 99

CACI Raises Fiscal Year 2011 Earnings Guidance and Issues Fiscal Year 2012 Guidance

FY 2012 revenue projected to be at $3.75 billion to $3.95 billion

FY 2012 net income projected to be $144 to $150 million

FY 2012 diluted earnings per share projected to be $4.60 to $4.80

ARLINGTON, Va.--(BUSINESS WIRE)--June 29, 2011--CACI International Inc (NYSE: CACI), a leading professional services and information technology provider to the federal government, revised its Fiscal Year 2011 (FY11) earnings guidance upward and issued its guidance for its Fiscal Year 2012 (FY12), which begins July 1, 2011.

Guidance for Fiscal Year 2011 Earnings Raised

We are raising our FY11 earnings guidance as a result of strong operational performance. The table below summarizes the new guidance for FY11.

	Current FY11	Previous FY11
In millions except EPS	Guidance	Guidance
Revenue	$3,500 - $3,600	$3,500 - $3,630
Net income	$133 - $138	$130 - $135
Diluted earnings per share	$4.25 - $4.40	$4.15 - $4.30
Diluted weighted average shares	31.3	31.3

Guidance for Fiscal Year 2012

For FY12, we expect revenue to be between $3.75 billion and $3.95 billion, an increase of 6 to 11 percent above the midpoint of our FY11 revenue guidance. We expect net income to be between $144 million and $150 million, an increase of 6 to 11 percent above the midpoint of our revised FY11 net income guidance. We expect that diluted earnings per share (EPS) will be between $4.60 and $4.80, an increase of 6 to 11 percent from the midpoint of our revised FY11 diluted earnings per share guidance. We expect that operating cash flow for the year will be approximately $200 million. FY12 guidance does not include any impact from future acquisitions, including the recently announced acquisition of Pangia Technologies. The guidance also assumes that the number of diluted weighted average shares will remain at approximately 31.3 million, with any dilution being offset by share repurchases.

The table below summarizes the guidance ranges for FY12:

	FY12	Change from
In millions except EPS	Guidance	FY11 Mid-point
Revenue	$3,750 - $3,950	6% to 11%
Net income	$144 - $150	6% to 11%
Effective corporate tax rate	39.5%
Diluted earnings per share	$4.60 - $4.80	6% to 11%
Diluted weighted average shares	31.3

The guidance for FY11 and FY12 represents our views as of June 29, 2011. Investors are reminded that actual results may differ for the reasons described herein and in our filings with the Securities and Exchange Commission.

Commentary

Commenting on CACI’s increased FY11 guidance, Paul Cofoni, CACI’s President and CEO, said, “This will be the third consecutive year CACI has delivered on our financial goals of mid- to high-single-digit organic revenue growth and double-digit earnings growth. Our strong performance results from the superior execution of our growth strategy, which is focused on the high-priority, well-funded markets of defense, intelligence, homeland security, cyber security, and IT modernization and transformation of government.”

Looking ahead to FY12, Mr. Cofoni added, “The multitude of threats to our national security continues to create strong demand for CACI’s innovative solutions and services. Our customers face continued pressure to reduce spending while maintaining mission success. CACI provides value-added solutions in new government initiatives, including healthcare IT, cloud computing, and mobile applications, that offer the promise of reduced costs, increased productivity, and better service to taxpayers.

“July 1st starts CACI’s new fiscal year, and we proudly begin our 50th year of serving clients with excellence, delivering value to our shareholders, and providing opportunities for our diverse employee team to be the best. We look forward to Fiscal Year 2012 as another year in which our performance will create new value for our clients and our shareholders.”

Information Regarding Outstanding Earn-outs

The company completed two domestic acquisitions during FY10 which have earn-out provisions whereby additional purchase consideration will be paid if certain earnings objectives are met. The maximum amount of remaining additional purchase consideration is $38 million. At the end of each quarter we revise our estimate of the amount of additional purchase consideration that will be earned. Based on our forecast as of March 31, 2011, we currently have recorded a contingent consideration liability of approximately $25 million. Lower than forecasted earnings of the acquisitions would result in a decrease to the contingent consideration, which will increase operating income for the company, while higher than forecasted earnings for the acquisitions would result in an increase to the contingent consideration, which will decrease operating income for the company. The revised FY11 guidance we are issuing today assumes that there will be no change to this earn-out liability.

Conference Call Information

We have scheduled a conference call for 8:30 AM ET Thursday, June 30th. Interested parties can listen to the conference call and view accompanying exhibits over the Internet by logging on to CACI’s Internet site at www.caci.com at the scheduled time. You may also dial in to 1-877-303-9143, confirmation code 67770499. A replay of the call will be available over the Internet beginning on June 30th, and can be accessed through CACI’s homepage by clicking on the Investors button.

About CACI

CACI provides professional services and IT solutions needed to prevail in the areas of defense, intelligence, homeland security, and IT modernization and government transformation. We deliver enterprise IT and network services; data, information, and knowledge management services; business system solutions; logistics and material readiness; C4ISR solutions and services; cyber solutions; integrated security and intelligence solutions; and program management and SETA support services. CACI services and solutions help our federal clients provide for national security, improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. CACI is a member of the Fortune 1000 Largest Companies and the Russell 2000 index. CACI provides dynamic careers for approximately 13,700 employees working in over 120 offices in the U.S. and internationally. Visit CACI on the web at www.caci.com and www.asymmetricthreat.net.

There are statements made herein which do not address historical facts, and therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and the United Kingdom, including conditions that result from prolonged weakness; terrorist activities or war; changes in interest rates; currency fluctuations; significant fluctuations in the equity markets; changes in our effective tax rate; valuation of contingent consideration in connection with business combinations; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, or in the event of a priority need for funds, such as homeland security, the war on terrorism, or an economic stimulus package; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government investigations into allegations of improper actions related to the provision of services in support of U.S. military operations in Iraq; the results of government audits and reviews conducted by the Defense Contract Audit Agency, the Defense Contract Management Agency, or other government entities with cognizant oversight; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); market speculation regarding our continued independence; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts (“GWACs”) and/or schedule contracts with the General Services Administration; the ability to successfully integrate the operations of our recent and any future acquisitions; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the company’s Securities and Exchange Commission filings.

CACI-Financial

CONTACT:
CACI International Inc
Corporate Communications and Media:
Jody Brown, Executive Vice President, Public Relations
(703) 841-7801
jbrown@caci.com
or
Investor Relations:
David Dragics, Senior Vice President, Investor Relations
(866) 606-3471
ddragics@caci.com